INVESTOR PRESENTATION 2005

NasdaqSC:  MWAV

THE NEW WAVE IN GLOBAL SOURCING

 AND VIRTUAL DISTRIBUTION

SAFE HARBOR PRECEDENT STATEMENT

The presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties as described by M-Wave's periodic filings. Actual results may differ materially depending on a variety of factors, including the following: the achievement of M-Wave's projected operating results, the achievement of efficient volume production and related sales revenue, and the ability of M-Wave to identify and successfully pursue other business opportunities.  Additional information with respect to the risks and uncertainties faced by M-Wave may be found in, and the prior discussion is qualified in its entirety by, the Risk Factors contained in the company's filings with the Securities and Exchange Commission including M-Wave's Report on Form 10-K for the year ended December 31, 2003, Forms 10-QSB, and other SEC filings.

Mission Statement

M-Wave’s mission is to create long-term shareholder value by building upon its core competencies in Asian electro-mechanical sourcing and virtual distribution, including PCB’s and custom or engineered electronic components, to achieve sustainable growth diversifying products, customers, supply chain services and acquisition strategies focused on vertical market spaces.

What We Were Until 2003

·                   A high cost direct manufacturer of printed circuit boards (both digital and RF) that went from $57M in sales (>70% to one customer) in 2000 to $14M in sales in 2003…

·                   $4M of pretax profits in 2000 to $12M of losses in 2003.

·                   Declining domestic market for digital production, limited to short run and proto-types; RF dominated by concentration with 8 customers, but survived with decisive action…

And by December 2004…

•            Net losses cut from $12M in 2003 to $335K in 2004 [unaudited 2004 results]

•            No long term debt & clean balance sheet – Current Ratio .622 & approximate working capital $1.75M [unaudited 2004 results]

•            Excellent working capital facilities - $4.5M through Silicon Valley Bank expected to rise $1.0-1.5 million in March 2005

•            A scalable business, not held down by manufacturing baggage or heavy fixed costs.

•            Domestic and international electro-mechanical sourcing not only printed circuit boards but additionally: Connectors, wiring harnesses, LED’s, extrusions and other commodities to name a few.

And More Reasons it Happened…

·                   A proven Management Team – Led by Jim Mayer, CEO, 32 years of business experience who led turnaround & engineered shift to new business model

·                   Joe Turek, COO, founder, graduate engineer with 30 years of electronic experience with vision and experience in electronics manufacturer and distribution.

·                   An experienced and active Board of Directors with separated duties including: CEO, President, Non executive chairman, audit and compensation committees – average biz experience of directors = 28 years.

And More Reasons it Happened Con’t

·                 More than 20 working partners in Asia with full-range technology for PCB & other electromechanical production – Largest PCB supplier is presently Introlines.

·                 Long term employee manager in Singapore with Company 8 yrs. Excellent negotiator, fluent in 7 languages & strong pan-Asian network

·                 More than 100 active customers spanning multiple industrial segments including:

Ø         wireless infrastructure; warning devices; commercial and consumer irrigation equipment; general, contract electronic manufacturing; automotive; consumer products and broadband home entertainment to name a few

A Company Growing . . .

WEST CHICAGO, IL.-- February 28, 2005 -- M-Wave, Inc. (NasdaqSC: MWAV), a supply chain sourcing and virtual distributor of printed circuit boards and related custom electronic components procured domestically and in Asia announced today the acquisition of substantially all the assets of Jayco Ventures Inc. (“JVI”) for approximately $1.4M, and the assumption of no liabilities.

M-WAVE ENTERS THE RAPIDLY-GROWING

DIRECT BROADCASTING SATELLITE

INSTALLATION COMPONENTS MARKET

BY ACQUIRING:

M-WAVE DBS - Financial Snapshot

• $34.6 MILLION IN FORECASTED REVENUE FOR 2005 • $400-500,000 IN FORECASTED NET EARNINGS 2005 Compares with: • $17.4 MILLION IN (UN-AUDITED) REVENUES FOR 2004 • ($335k) IN NET EARNINGS FOR 2004

Investor Basics

•   Listed on NASDAQ since 1992

• Symbol “MWAV”

• NASDAQ NATIONAL MARKET until 2000

• NASDAQ SMALLCAP MARKET to date

•   More than 700 shareholders of record [Q3-04 report].

•   52 week range: $.81 to $5.00.

•   Closing prices for February 2005 have averaged $1.20 through 2/28/05.

•   Closing prices consistently in excess of $1.00 since March 2004.

•    A clean unblemished record with SEC.

Specific Strategic Performance Objectives
at Beginning of 2005 . . .

1.   Incrementally Grow Sales Revenues

     -  Organic customer growth of >10% (from a base level of $1.2MM/month to $1.4+MM/month by Q2 ’05)

     -  Complete acquisition of new customer revenue base representing at least 30% annualized growth (or $500k/month) by Q2 ’05

2.   Increase Diversification of Customer Base

     -  Reduce concentration from top 3 customers to less than 35% by Q2 ’05

     - Increase number of active customers to 200+

And we’re delivering . . .

·     Revenues forecasted to grow approximately 99% for the fiscal year between 12/2004 and 12/2005 - $17.46M [un-audited] to $34.6M [forecasted]

·     Organic customers’ sales growth of >10% for the initial two months of 2005

·     Completed acquisition of JVI customer revenue base representing about $1.5M in revenues per month for the 10 months ending 12-31-05 [forecasted]

·     Increasing Diversification of Customer Base as M-Wave enters DBS market space: DirectTV, Dish Network, Mastech & Ironwood major customers.

·     Increases number of active customers to 300+

WHERE WE GO FROM HERE . . .

M-Wave will continue to build upon its core competency  providing its targeted customers with engineered, custom electronic products, mid-priced DBS components and supply chain solutions that will increase both the top and bottom line results measurably, delivering value to shareholders, while growing inorganically by accretive acquisitions toward a goal of building $100M revenue base by 2008.

THE NEW WAVE IN

GLOBAL SOURCING AND

VIRTUAL DISTRIBUTION

For more information:

 CONTACT:

Aurelius Consulting Group

Dave Gentry, President

407/644-4256

http://www.runonideas.com/

or:

M-Wave, Inc.

Jim Mayer, CEO

630/562-5550; jmayer@mwav.com

http://www.mwav.com